UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

BRT APARTMENTS CORP.

(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York		11021
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K (the “Report”) under this Item 7.01, as well as Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by us that the information is material or that the dissemination of the information is required by Regulation FD.

Entered into an agreement to sell The Fountains Apartments

On January 8, 2018, we issued a press release disclosing that we entered into an agreement to sell The Fountains Apartments, a multi-family property located in Palm Beach Gardens, Florida. Information with respect to this transaction is set forth in such press release, attached as Exhibit 99.1 to this Report, which information is incorporated into this Item 7.01 by this reference.

Investor Meetings

Certain of our executive officers will be meeting with analysts and other persons and may provide such persons with copies of, or discuss the information set forth in, the attached presentation. Pursuant to Regulation FD, we hereby furnish the information contained in the presentation materials attached as Exhibit 99.2 to this Report, which information is incorporated into this Item 7.01 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 8, 2018

99.2	Presentation-January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

Date: January 8, 2018	By:	/s/ George Zweier
George Zweier
Vice President and
Chief Financial Officer

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